Exhibit 99.1

LIBERTY BROADBAND REPORTS
THIRD QUARTER 2024 FINANCIAL RESULTS

Englewood, Colorado, November 7, 2024 – Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) today reported third quarter 2024 results.

Headlines include(1):

●	Fair value of Charter investment was $14.8 billion as of September 30th
●	As described in the Schedule 13D/A filed with the SEC on September 23rd, Liberty Broadband and the Special Committee of the Board of Directors of Charter are discussing a proposed all-stock combination of Liberty Broadband with Charter
o	Proposed transaction would rationalize dual corporate structure and provide enhanced trading liquidity
o	Additional updates will be provided only if and when definitive terms are agreed
●	From August 1, 2024 through October 31, 2024, Liberty Broadband received $74 million of proceeds from sale of 225 thousand Charter shares to Charter
o	Maintained fully diluted equity interest in Charter of 26%(2)
●	In the third quarter, GCI(3) increased revenue 9% to $262 million, generated $42 million in operating income and grew Adjusted OIBDA(4) 12% to $100 million

Share Repurchases

There were no repurchases of Liberty Broadband’s common stock (Nasdaq: LBRDA, LBRDK) from August 1, 2024 through October 31, 2024. The total remaining repurchase authorization for Liberty Broadband as of October 31, 2024 is approximately $1.7 billion.

Charter Ownership

Under the terms of Liberty Broadband and Charter’s stockholder agreement, Liberty Broadband has sold and will continue to sell to Charter a number of shares of Charter Class A common stock as is necessary to maintain Liberty Broadband’s percentage equity interest at 26%(2) on a fully diluted basis. Such sales are executed by Liberty Broadband monthly based on Charter’s repurchase activity in the month prior.

From August 1, 2024 through October 31, 2024, Liberty Broadband sold 225 thousand shares of Charter Class A common stock to Charter for total proceeds of $74 million.

Balance Sheet

The following presentation is provided to separately identify cash and liquid investments, debt and public holdings of Liberty Broadband as of June 30, 2024 and September 30, 2024.

(amounts in millions)	6/30/2024	9/30/2024
Cash and Cash Equivalents:
GCI Holdings	$47	$47
Corporate and Other	26	121
Total Liberty Broadband Consolidated Cash	$73	$168

Fair Value of Public Holdings in Charter(a)	$13,730	$14,769

Debt:
Senior Notes(b)	$600	$600
Senior Credit Facility	443	423
Tower Obligations and Other(c)	88	87
Total GCI Holdings Debt	$1,131	$1,110
GCI Leverage(d)	3.2x	3.1x

Charter Margin Loan	$1,330	$790
3.125% Exchangeable Senior Debentures due 2053(e)	1,265	965
3.125% Exchangeable Senior Debentures due 2054(e)	—	860
Total Corporate Level Debt	$2,595	$2,615

Total Liberty Broadband Debt	$3,726	$3,725
Fair market value adjustment and deferred loan costs	(33)	70
Tower obligations and finance leases (excluded from GAAP Debt)	(84)	(83)
Total Liberty Broadband Debt (GAAP)	$3,609	$3,712

Other Financial Obligations:
Preferred Stock(f)	180	180

a)	Represents fair value of the investment in Charter as of June 30, 2024 and September 30, 2024.
b)	Principal amount of Senior Notes.
c)	Includes the Wells Fargo Note Payable and current and long-term obligations under tower obligations and finance leases.
d)	As defined in GCI's credit agreement.
e)	Principal amount of Exchangeable Senior Debentures exclusive of fair market value adjustments.
f)	Liquidation value of preferred stock. Preferred stock has a 7% coupon, $25 per share liquidation preference plus accrued and unpaid dividends and 1/3 vote per share. The redemption date is the first business day following March 8, 2039. The preferred stock is considered a liability for GAAP purposes.

Liberty Broadband cash increased $95 million in the third quarter primarily due to proceeds from Charter share sales. GCI cash was flat in the third quarter as cash from operations were offset by capital expenditures (net of grant proceeds) and net debt repayment.

Liberty Broadband debt was relatively flat in the third quarter as net debt issuance at Liberty Broadband offset net debt repayment at GCI. On July 2, 2024, Liberty Broadband closed a private offering of $860 million aggregate principal amount of 3.125% exchangeable senior debentures due 2054 and used net proceeds to repay $540 million of borrowings under the Charter margin loan, leaving $1.15 billion of available capacity under the Charter margin loan, and also repurchased $300 million in aggregate principal amount of 3.125% exchangeable senior debentures due 2053. GCI repaid $20 million under its senior credit facility in the third quarter. As of September 30, 2024, GCI’s credit facility has undrawn capacity of $367 million (net of letters of credit), and GCI’s leverage as defined in its credit agreement is 3.1x.

GCI Operating and Financial Results

	3Q23	3Q24	% Change
(amounts in millions, except operating metrics)
GCI Consolidated Financial Metrics
Revenue
Consumer	$114	$116	2%
Business	126	146	16%
Total revenue	$240	$262	9%

Operating income	$30	$42	40%
Operating income margin (%)	12.5%	16.0%	350	bps

Adjusted OIBDA(a)	$89	$100	12%
Adjusted OIBDA margin(a) (%)	37.1%	38.2%	110	bps

GCI Consumer
Financial Metrics
Revenue
Data	$57	$59	4%
Wireless	47	47	—%
Other	10	10	—%
Total revenue	$114	$116	2%
Operating Metrics
Data:
Cable modem subscribers(b)	159,300	156,400	(2)%
Wireless:
Lines in service(c)	200,300	200,300	—%

GCI Business
Financial Metrics
Revenue
Data	$105	$125	19%
Wireless	12	12	—%
Other	9	9	—%
Total revenue	$126	$146	16%

a)	See reconciling schedule 1.
b)	A cable modem subscriber is defined by the purchase of cable modem service regardless of the level of service purchased. If one entity purchases multiple cable modem service access points, each access point is counted as a subscriber. Data cable modem subscribers as of September 30, 2024 include 900 subscribers that were reclassified from GCI Business to GCI Consumer subscribers in the first quarter of 2024 and are not new additions.
c)	A wireless line in service is defined as a wireless device with a monthly fee for services. Wireless lines in service as of September 30, 2024 include 1,800 lines that were reclassified from GCI Business to GCI Consumer lines in the first quarter of 2024 and are not new additions.

Unless otherwise noted, the following discussion compares financial information for the three months ended September 30, 2024 to the same period in 2023.

GCI revenue increased 9% in the third quarter. Consumer revenue increased 2% driven by growth in data revenue. Business revenue increased 16% driven by a strong upgrade cycle in schools and healthcare corporations in remote Alaska.

Operating income and Adjusted OIBDA increased $12 million and $11 million, respectively, in the third quarter in line with higher revenue, partially offset by increased operating and selling, general and administrative expenses. Operating expenses grew driven by higher distribution costs to healthcare, education and consumer customers. Selling, general and administrative expenses grew due to increases in labor-related and software subscription costs, partially offset by lower lease expense.

In the third quarter, GCI spent $39 million, net, on capital expenditures. Capital expenditure spending was related primarily to improvements to the wireless and data networks in rural Alaska. GCI's net capital expenditures for the full year 2024 are expected to be approximately $200 million related to additional high-returning investments in middle and last mile connectivity, with continued network expansion in GCI’s most important markets in rural Alaska including the Bethel and AU-Aleutians fiber projects.

FOOTNOTES

1)

Liberty Broadband will discuss these highlights and other matters on Liberty Broadband's earnings conference call that will begin at 11:15 a.m. (E.T.) on November 7, 2024. For information regarding how to access the call, please see “Important Notice” later in this document.

2)	Calculated pursuant to the stockholder agreement between Liberty Broadband and Charter Communications, Inc. ("Charter").
3)	Liberty Broadband’s principal operating asset is GCI Holdings, LLC (“GCI” or “GCI Holdings”), Alaska's largest communications provider. Liberty Broadband also holds an interest in Charter.
4)	For a definition of Adjusted OIBDA and Adjusted OIBDA margin and applicable reconciliations, see the accompanying schedules.

NOTES

LIBERTY BROADBAND FINANCIAL METRICS

(amounts in millions)	3Q23	3Q24
Revenue
GCI Holdings	$240	$262
Corporate and other	—	—
Total Liberty Broadband Revenue	$240	$262

Operating Income
GCI Holdings	$30	$42
Corporate and other	(9)	(12)
Total Liberty Broadband Operating Income	$21	$30

Adjusted OIBDA
GCI Holdings	$89	$100
Corporate and other	(4)	(7)
Total Liberty Broadband Adjusted OIBDA	$85	$93

Important Notice: Liberty Broadband (Nasdaq: LBRDA, LBRDK, LBRDP) will discuss Liberty Broadband’s earnings release on a conference call which will begin at 11:15 a.m. (E.T.) on November 7, 2024. The call can be accessed by dialing (877) 407-3944 or (412) 902-0038, passcode 13744090, at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.libertybroadband.com/investors/news-events/ir-calendar. Links to this press release and replays of the call will also be available on Liberty Broadband’s website.

This press release includes certain forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, capital expenditures, the proposed transaction with Charter and its expected benefits, matters relating to Liberty Broadband’s equity interest in Charter and Charter’s buyback of common stock, Liberty Broadband’s participation in Charter’s buyback of common stock, the continuation of our stock repurchase program and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Liberty Broadband, changes in law and government regulations, the availability of investment opportunities, general market conditions (including as a result of inflationary pressures) and market conditions conducive to stock repurchases. These forward-looking statements speak only as of the date of this press release, and Liberty Broadband expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Broadband and about the risks and uncertainties related to Liberty Broadband which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for Liberty Broadband (and certain of its subsidiaries) and GCI Holdings together with a reconciliation to that entity or such businesses’ operating income, as determined under GAAP. Liberty Broadband defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, transaction costs, separately reported litigation settlements, restructuring and impairment charges. Further, this press release includes Adjusted OIBDA margin which is also a non-GAAP financial measure. Liberty Broadband defines Adjusted OIBDA margin as Adjusted OIBDA divided by revenue.

Liberty Broadband believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business' performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, Liberty Broadband views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Broadband’s management considers in assessing the results of operations and performance of its assets. Please see the tables below for applicable reconciliations.

SCHEDULE 1

The following table provides a reconciliation of GCI’s operating income to its Adjusted OIBDA for the three months ended September 30, 2023 and September 30, 2024.

GCI HOLDINGS ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	3Q23	3Q24
GCI Holdings Operating Income	$30	$42
Depreciation and amortization	55	55
Stock-based compensation	4	3
GCI Holdings Adjusted OIBDA	$89	$100

SCHEDULE 2

The following table provides a reconciliation of operating income (loss) calculated in accordance with GAAP to Adjusted OIBDA for Liberty Broadband for the three months ended September 30, 2023 and September 30, 2024.

LIBERTY BROADBAND ADJUSTED OIBDA RECONCILIATION

(amounts in millions)	3Q23	3Q24
Liberty Broadband Operating Income	$21	$30
Depreciation and amortization	55	55
Stock-based compensation	9	8
Liberty Broadband Adjusted OIBDA	$85	$93
GCI Holdings	$89	$100
Corporate and other	(4)	(7)

LIBERTY BROADBAND CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(unaudited)

	September 30,	December 31,
	2024	2023

	amounts in millions,
	except share amounts
Assets
Current assets:
Cash and cash equivalents	$168	158
Trade and other receivables, net of allowance for credit losses of $4 and $5, respectively	186	178
Prepaid and other current assets	63	94
Total current assets	417	430
Investment in Charter, accounted for using the equity method	12,760	12,116
Property and equipment, net	1,131	1,053
Intangible assets not subject to amortization
Goodwill	755	755
Cable certificates	550	550
Other	41	40
Intangible assets subject to amortization, net	423	461
Other assets, net	226	236
Total assets	$16,303	15,641

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$112	86
Deferred revenue	30	30
Current portion of debt	3	3
Other current liabilities	56	59
Total current liabilities	201	178
Long-term debt, net, including $1,876 and $1,255 measured at fair value, respectively	3,709	3,733
Obligations under tower obligations and finance leases, excluding current portion	79	83
Long-term deferred revenue	93	65
Deferred income tax liabilities	2,342	2,216
Preferred stock	201	202
Other liabilities	140	141
Total liabilities	6,765	6,618
Equity
Series A common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 18,236,186 and 18,233,573 at September 30, 2024 and December 31, 2023, respectively	—	—
Series B common stock, $.01 par value. Authorized 18,750,000 shares; issued and outstanding 2,022,532 and 2,025,232 at September 30, 2024 and December 31, 2023, respectively	—	—
Series C common stock, $.01 par value. Authorized 500,000,000 shares; issued and outstanding 122,589,320 and 123,704,814 at September 30, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	3,028	3,107
Accumulated other comprehensive earnings (loss), net of taxes	70	52
Retained earnings	6,421	5,843
Total stockholders' equity	9,520	9,003
Non-controlling interests	18	20
Total equity	9,538	9,023
Commitments and contingencies
Total liabilities and equity	$16,303	15,641

LIBERTY BROADBAND CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION

(unaudited)

	Three months ended
	September 30,
	2024	2023

	amounts in millions,
	except per share amounts
Revenue	$262	240
Operating costs and expenses:
Operating expense (exclusive of depreciation and amortization shown separately below)	64	59
Selling, general and administrative, including stock-based compensation	113	105
Depreciation and amortization	55	55
	232	219
Operating income (loss)	30	21
Other income (expense):
Interest expense (including amortization of deferred loan fees)	(46)	(54)
Share of earnings (losses) of affiliate	346	326
Gain (loss) on dilution of investment in affiliate	(8)	(10)
Realized and unrealized gains (losses) on financial instruments, net	(144)	(81)
Other, net	3	6
Earnings (loss) before income taxes	181	208
Income tax benefit (expense)	(39)	(46)
Net earnings (loss)	142	162
Less net earnings (loss) attributable to the non-controlling interests	—	—
Net earnings (loss) attributable to Liberty Broadband shareholders	$142	162
Basic net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$0.99	1.11
Diluted net earnings (loss) attributable to Series A, Series B and Series C Liberty Broadband shareholders per common share	$0.99	1.10

LIBERTY BROADBAND CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

(unaudited)

	Nine months ended
	September 30,
	2024	2023

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$578	483
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Depreciation and amortization	157	169
Stock-based compensation	22	25
Share of (earnings) losses of affiliate, net	(923)	(892)
(Gain) loss on dilution of investment in affiliate	40	42
Realized and unrealized (gains) losses on financial instruments, net	85	155
Deferred income tax expense (benefit)	124	137
Other, net	(4)	(3)
Change in operating assets and liabilities:
Current and other assets	44	(60)
Payables and other liabilities	(20)	(102)
Net cash provided by (used in) operating activities	103	(46)
Cash flows from investing activities:
Capital expenditures	(183)	(149)
Grant proceeds received for capital expenditures	40	6
Cash received for Charter shares repurchased by Charter	226	42
Cash released from escrow related to dispositions	—	23
Purchases of investments	—	(53)
Other investing activities, net	(14)	2
Net cash provided by (used in) investing activities	69	(129)
Cash flows from financing activities:
Borrowings of debt	1,114	1,501
Repayments of debt, tower obligations and finance leases	(1,198)	(1,547)
Repurchases of Liberty Broadband common stock	(89)	(40)
Indemnification payment to Qurate Retail	—	(26)
Other financing activities, net	(1)	(3)
Net cash provided by (used in) financing activities	(174)	(115)
Net increase (decrease) in cash, cash equivalents and restricted cash	(2)	(290)
Cash, cash equivalents and restricted cash, beginning of period	176	400
Cash, cash equivalents and restricted cash, end of period	$174	110